WEINBERG & COMPANY, P.A.
--------------------------
CERTIFIED PUBLIC ACCOUNTANTS


                                             November 29, 2010

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

RE:  Greenmark Acquisition Corporation
       Commission File No. 0-53259

Commissioners:

We have read the statements that we understand Greenmark Acquisition Corporation will include under Item 4.01 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree with other statements made under Item 4.01.


Very truly yours,



WEINBERG & COMPANY, P.A.
Certified Public Accountants




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